Exhibit 99.3

GSI Technology, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined consolidated balance sheet gives effect of the purchase by GSI Technology, Inc. (“GSI”) of the inventory, intellectual property and certain other assets relating to the SRAM memory device business (the “SRAM Business”) of Sony Corporation (“Sony”) pursuant to an Asset Purchase Agreement and an Intellectual Property Agreement, both dated August 28, 2009.  The total purchase consideration is expected to be approximately $6.9 million in cash, of which approximately $5.2 million was paid at the closing and $1.2 million was paid in October 2009 following a post-closing adjustment to reflect actual product inventory on hand at the closing.  The consideration also includes contingent consideration of $0.5 million, which represents the fair value of future cash payments expected to be made by GSI based on the sale of certain acquired SRAM products over an eight quarter period commencing with the September 2009 quarter.

The acquisition has been accounted for as a purchase under authoritative guidance for business combinations.  The purchase price of the acquisition has been preliminarily allocated to the net tangible and intangible assets acquired, with the excess of the fair value of assets acquired over the purchase price recorded as a bargain purchase gain.

The SRAM Business was not operated as a stand-alone business, but was an integrated part of Sony’s consolidated business. As such, no separate audited financial statements of the SRAM Business have ever been prepared, and Sony did not maintain the distinct and separate accounts necessary to prepare the full financial statements of the SRAM Business. The statement of SRAM assets acquired includes only the specific assets related to the SRAM Business that were sold to GSI. The statement of revenues and expenses related to the SRAM Business include the net revenues and operating expenses directly attributable to the development, manufacture, sale and distribution of SRAM products as well as an allocation of corporate research and development, selling, general and administrative expenses. Sony management believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would have been incurred on a stand-alone basis due to economies of scale, differences in management judgment, a requirement for more or fewer employees, and other factors. Future results of operations and financial position could differ materially from the historical amounts presented herein. The statements of revenues and expenses related to the SRAM Business do not include interest income, income taxes or any other indirect expenses not noted above. Complete financial statements for the SRAM Business were not prepared as the SRAM Business did not solely constitute a separate reportable segment of Sony and therefore it was impracticable to prepare full financial statements as required by Rule 3-05 of Regulation S-X.

The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2009 gives effect to the purchase as if it had occurred on June 30, 2009 and combines the historical balance sheet of GSI at June 30, 2009 and the statement of SRAM assets at June 30, 2009. The GSI unaudited condensed consolidated balance sheet information was derived from its Quarterly Report on Form 10-Q for the three months ended June 30, 2009. The statement of SRAM assets was derived from the unaudited statement of SRAM assets as of June 30, 2009 prepared by Sony and not included herein.

The unaudited pro forma condensed combined consolidated statements of operations for the year ended March 31, 2009 and the three months ended June 30, 2009 give effect to the purchase as if it had occurred on April 1, 2008.  The unaudited pro forma condensed combined consolidated statement of operations for the three months ended June 30, 2009 combines the historical statement of operations of GSI for the three months ended June 30, 2009 and the statement of revenues and direct expenses related to the SRAM Business for the three months ended June 30, 2009.  The GSI condensed consolidated statement of operations information for the year ended March 31, 2009 was derived from the consolidated statements of operations included in its Annual Report on Form 10-K for the year ended March 31, 2009. The GSI condensed consolidated statement of operations information for the three months ended June 30, 2009 was derived from its Quarterly Report on Form 10-Q for the three months ended June

30, 2009. The statement of revenues and direct expenses related to the SRAM Business was derived from the audited combined statements of revenues and direct expenses related to the SRAM Business for the fiscal year ended March 31, 2009 included herein, and the unaudited statement of revenues and direct expenses related to the SRAM Business for the three months ended June 30, 2009 prepared by Sony and not included herein.

The unaudited pro forma condensed combined consolidated financial statements have been prepared by GSI management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or the results of operations in future periods or the results that actually would have been realized had GSI and the SRAM Business been operating as a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of these statements. The unaudited pro forma condensed combined consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of GSI included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and its Quarterly Report on Form 10-Q for the three months ended June 30, 2009 filed with the Securities and Exchange Commission.

GSI TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

AT JUNE 30, 2009

(in thousands)

	Historical		Pro Forma		Pro
	GSI at	SRAM Business at	Adjustments		Forma
	June 30, 2009	June 30, 2009	(Note 2)		Combined

ASSETS
Cash and cash equivalents	$17,350	$—	$(6,382	)(a)	$10,968
Short-term investments	26,659	—	—		26,659
Accounts receivable, net	7,131	—	—		7,131
Inventories	12,519	3,580	122	(b)	16,221
Prepaid expenses and other current assets	2,260	—	604	(c)	2,864
Deferred income taxes	1,051	—	—		1,051
Total current assets	66,970	3,580	(5,656)		64,894
Property and equipment, net	5,005	3,343	(543	)(c)	7,805
Long-term investments	23,435	—	—		23,435
Other assets	768	—	907	(d)	1,675
Total assets	$96,178	$6,923	$(5,292)		$97,809
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$3,215	$—	$—		$3,215
Accrued expenses and other liabilities	2,045	—	723	(e)	2,768
Deferred revenue	3,099	—	—		3,099
Total current liabilities	8,359	—	723		9,082
Income taxes payable	382	—	—		382
Total liabilities	8,741	—	723		9,464
Stockholders’ equity:
Common stock	27	—	—		27
Additional paid-in capital	46,812	—	—		46,812
Parent’s investment in SRAM business	—	6,923	(6,923	)(f)	—
Accumulated other comprehensive income	231	—	—		231
Retained earnings	40,367	—	908	(g)	41,275
Total stockholders’ equity	87,437	6,923	(6,015)		88,345
Total liabilities and stockholders’ equity	$96,178	$6,923	$(5,292)		$97,809

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

GSI TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2009

(in thousands, except per share amounts)

	Historical
		SRAM Business
	GSI for Year	for Year	Pro Forma		Pro
	Ended March 31,	Ended March 31,	Adjustments		Forma
	2009	2009	(Note 2)		Combined

Net revenues	$62,108	$8,297	$—		$70,405
Cost of revenues	35,552	11,130	168	(h)	46,850
Gross profit	26,556	(2,833)	(168)		23,555
Operating expenses:
Research and development	5,737	12,084	—		17,821
Selling, general and administrative	9,295	1,042	—		10,337
Restructuring charges	—	2,800	—		2,800
Total operating expenses	15,032	15,926	—		30,958
Income (loss) from operations	11,524	(18,759)	(168)		(7,403)
Interest income, net	1,461	—	(153	)(i)	1,308
Other income (expense), net	(98)	(53)			(151)
Income before income taxes	12,887	(18,812)	(321)		(6,246)
Provision for income taxes	3,598	—	(87	)(j)	3,511
Net income (loss)	$9,289	$(18,812)	$(234)		$(9,757)
Basic and diluted net income (loss) per share available to common stockholders:
Basic	$0.33				$(0.35)
Diluted	$0.33				$(0.35)
Weighted average shares used in per share calculations:
Basic	27,735				27,735
Diluted	28,386		(651	)(k)	27,735

GSI TECHNOLOGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2009

(in thousands, except per share amounts)

	Historical
		SRAM Business
	GSI Three Months	for Three Months	Pro Forma		Pro
	Ended June 30,	Ended June 30,	Adjustments		Forma
	2009	2009	(Note 2)		Combined

Net revenues	$14,208	$735	$—		$14,943
Cost of revenues	8,165	3,704	183	(h)	12,052
Gross profit	6,043	(2,969)	(183)		2,891
Operating expenses:
Research and development	1,595	1,295	—		2,890
Selling, general and administrative	2,060	162	—		2,222
Total operating expenses	3,655	1,457	—		5,112
Income (loss) from operations	2,388	(4,426)	(183)		(2,221)
Interest income, net	294	—	(38	)(i)	256
Other income (expense), net	(1)	(23)	—		(24)
Income before income taxes	2,681	(4,449)	(221)		(1,989)
Provision for income taxes	560	—	(48	)(j)	512
Net income (loss)	$2,121	$(4,449)	$(173)		$(2,501)
Basic and diluted net income (loss) per share available to common stockholders:
Basic	$0.08				$(0.09)
Diluted	$0.08				$(0.09)
Weighted average shares used in per share calculations:
Basic	26,872				26,872
Diluted	27,324		(452	)(k)	26,872

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

GSI TECHNOLOGY, INC.

NOTES TO UNAUDITED PRO FORM CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

1.     PURCHASE PRICE ALLOCATION

Fair Value of Consideration Transferred

On August 28, 2009, GSI Technology, Inc. (“GSI”) purchased inventory, intellectual property and certain other assets relating to Sony’s SRAM Business.  The total purchase consideration is expected to be approximately $6.9 million in cash, of which approximately $5.2 million was paid at the closing and $1.2 million was paid in October 2009 following a post-closing adjustment to reflect actual product inventory on hand at the closing.  The consideration also includes contingent consideration of $0.5 million, which represents the fair value of future cash payments expected to be made by GSI based on the sale of certain acquired SRAM products over an eight quarter period commencing with the September 2009 quarter, the quarter in which we first derived revenue from shipments of such products. We estimated the contingent purchase consideration based on probability weighted expected future cash flows.  The cash flows were discounted at a rate of approximately 20%.

Allocation of Consideration Transferred

The acquisition has been accounted for as a purchase under authoritative guidance for business combinations.  The fair value allocated to each of the major classes of tangible and identifiable intangible assets of the SRAM Business acquired by GSI and the related bargain purchase gain is computed as follows:

In thousands:
Inventory	$3,702
Tooling and masks	604
Property and equipment	2,800
Intangible assets	1,390
Deferred tax liability resulting from acquisition	(483)
Net tangible and intangible assets	8,013
Purchase price	6,894
Gain on Bargain Purchase	$1,119

The deferred tax liability associated with the estimated fair value adjustments of tangible and intangible assets acquired is recorded at an estimated weighted average statutory tax rate in the jurisdictions where the fair value adjustments may occur.

The following table sets forth the components of the identifiable intangible assets acquired in the purchase of the SRAM Business, which are being amortized over their estimated useful lives, with a maximum amortization period of nine years, on a straight-line basis:

	Fair Value	Useful Life
	(in thousands)	(in years)
Patents	$720	9.0
Designs	590	7.0
Software	80	5.0

Total acquired identifiable intangible assets	$1,390

Using  authoritative guidance for fair value measurements, GSI allocated the purchase price using established valuation techniques.

Inventories — The value allocated to inventories reflects the estimated fair value of the acquired inventory based on the expected sales price of the inventory less costs to complete and reasonable selling margin.

Property, plant and equipment — The basis used for the analysis is fair value in continued use, which is considered to be the price expressed in terms of money which a willing and informed buyer would pay, contemplating continued use as part of a going concern of the assets in place for the purpose for which they were designed, engineered, installed, fabricated and erected.

Intangible assets — The fair value of patents and designs were determined using the income approach, which discounted expected future cash flows to present value. The cash flows were discounted at rate of 20% approximately. Fair value of software was determined using the cost saving approach.

2.  PRO FORMA ADJUSTMENTS

The pro forma adjustments, included in the unaudited pro forma combined consolidated balance sheet and statement of operations, are as follows:

(a)              To record the payment of cash consideration of $6.4 million to Sony as part of the acquisition of the SRAM business.

(b)              To record acquired finished good inventories at estimated selling prices less estimated selling cost and acquired work-in-progress inventories at estimated selling prices less estimated manufacturing and selling cost and a reasonable selling margin based on profits for similar finished goods for the completing and selling efforts to be incurred by GSI.

(c)              To record acquired masks and machinery and equipment at fair value in continued use.

(d)              To record acquired intangible assets of $1,390,000 resulting from the transaction and the impact of the acquisition on deferred taxes of $483,000.

(e)              To record contingent consideration of $512,000 and the accrual of $211,000 of direct acquisition costs payable for legal, accounting and other professional services.  Direct acquisition costs are charged to retained earnings.

(f)               To eliminate Sony’s investment in the SRAM Business.

(g)              To record the bargain purchase gain of $1,119,000 and direct acquisition related expenses of $211,000 for legal, accounting and other professional services.

(h)              To reflect depreciation expense of the acquired tangible assets based on the fair value in continued use and amortization of acquired intangible assets.

(i)               To reflect the impact on interest income of the cash payments made to acquire the SRAM Business.

(j)               To record the income tax impact of the pro forma adjustments at the estimated statutory tax rate applicable to the jurisdiction in which the pro forma adjustments are expected to be recorded.

(k)              To remove the effect of potential common shares due to the diluted net loss per share being presented.